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                                                                     Exhibit 5.1

                             CONYERS DILL & PEARMAN
                                ATTORNEYS AT LAW

                         CRICKET SQUARE, HUTCHINS DRIVE,
                PO BOX 2681 GRAND CAYMAN KY1-111, CAYMAN ISLANDS
    TEL:(345)945 3901 FAX:(345)9453902 EMAIL:CAYMAN@CONVERSDILLANDPEARMAN.COM
                         WWW.CONVYERSDILLANDPEARMAN.COM

17 October, 2007

China Nepstar Chain Drugstore Ltd.
6th Floor, Tower B, Xinnenengyuan Building
Nanyou Road, Nanshan District, Shenzhen
Guangdong Province 518054
People's republic of China

DIRECT LINE:   28429531
EMAIL:         anna.chong@conyersdillandpearman.com
OUR REF:       AC#871598/241857


Dear Sir,

CHINA NEPSTAR CHAIN DRUGSTORE LTD. (THE "COMPANY")

We have acted as special Cayman legal counsel to the Company in connection with an initial public offering of certain ordinary shares in the Company in the form of American Depository Shares (the "SHARES") as described in the prospectus contained in the Company's registration statement on Form F-1 filed with the United States Securities and Exchange Commission (the "REGISTRATION STATEMENT" which term does not include any exhibits thereto).

For the purpose of giving this opinion, we have examined and relied upon copies of the following documents:

(i) the Registration Statement filed by the Company under the United States Securities Act of 1933 (the "SECURITIES ACT") with the United States Securities and Exchange Commission (the "COMMISSION") on 17 October, 2007 as amended; and

(ii) the preliminary prospectus (the "PROSPECTUS") contained in the Registration Statement.

We have also reviewed and relied upon (1) the memorandum of association and the articles of association of the Company, (2) copies of the resolutions of directors and shareholders of the Company, both dated 12 October, 2007 (collectively the "MINUTES"), (3) the register of members of the Company, (4) a certificate of good standing issued by the Registrar of Companies in relation to the Company on 4 October, 2007 (the "CERTIFICATE DATE") and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (i) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (ii) the accuracy and completeness of all factual representations made in


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                                                          CONYERS DILL & PEARMAN

China Nepstar Chain Drugstore Ltd.
17 October, 2007
Page2

The Prospectus and Registration Statement and other documents reviewed by us,
(iii) that the resolutions contained in the Minutes remain in full force and effect; (iv) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein (v) the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectus and that the Registration Statement will be declared effective by the Commission and (iv) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

(1) As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands.

(2) The issue of the Shares has been duly authorized, and when the Shares have been issued, delivered and paid for in the manner described in and pursuant to the terms of the Prospectus and Registration Statement will be validly issued, fully paid and non-assessable which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such Shares to the Company or any third party.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings "Taxation", "Enforcement of Civil Liabilities" and "Legal Matters" in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.


Yours faithfully,


/s/ Conyers Dill & Pearman
CONYERS DILL & PEARMAN